Exhibit 3.1
                            ARTICLES OF INCORPORATION

                                       OF

                                JUMP'N JAX, INC.

                  We, the undersigned natural persons acting as incorporators of the corporation under the Utah Business Corporations Act, adopt the following Articles of Incorporation for such corporation.

                                    ARTICLE I

                  Name. The name of the corporation is JUMP'N JAX, INC. (hereinafter called "Corporation").

                                   ARTICLE II

                  Period of Duration. The period of duration of the Corporation is perpetual.

                                   ARTICLE III

                  Purposes and Powers. The purpose for which this Corporation is organized is to engage in the business of equipment rental and leasing of "Inflatable Bounce Houses" for parties and entertainment, and to engage in any and all other lawful business.

                                   ARTICLE IV

                  Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a para value of One Mil ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                    ARTICLE V

                  Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000.00) has been received by the Corporation as consideration for the issuance of its shares.

                                   ARTICLE VI

                  Initial Registered Office and Initial Registered Agent. The address of the initial, registered office of the Corporation is 511 East St. George Blvd., St. George, Utah 84770, and the initial registered agent of the Corporation at such address is James Todd Wheeler.

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

                                   ARTICLE VII

                  Directors.  The  Corporation  shall be  governed by a Board of
Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation, but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of Directors is three (3) and the name and address of the persons who shall serve as Directors until their successors are elected and qualified are:

                               James Todd Wheeler
                            3695 South Del Rio Circle
                             St. George, Utah 84790

                                Michelle Wheeler
                            3695 South Del Rio Circle
                             St. George, Utah 84790

                                  Richard Lamb
                            3695 South Del Rio Circle
                             St. George, Utah 84790

                                  ARTICLE VIII

                  Incorporators. The name and address of each incorporator is:

                               James Todd Wheeler
                            3695 South Del Rio Circle
                             St. George, Utah 84790

                                Michelle Wheeler
                            3695 South Del Rio Circle
                             St. George, Utah 84790

                                  Richard Lamb
                            3695 South Del Rio Circle
                             St. George, Utah 84790

                                   ARTICLE IX

                   Preemptive Rights. There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.


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

                                    ARTICLE X

                  Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

                                   ARTICLE XI

                  Control Share Acquisitions. Section 16-10-76.5 of the Utah Code Annotated, with regard to rights concerning shareholders objecting to control share acquisitions, shall not apply to the shares of this Corporation or to the shareholders of this Corporation and the shareholders of the Corporation shall not be entitled, by law or by these articles, or by the Bylaws of the Corporation, to the rights or remedies provided by that section of the law.

                                   ARTICLE XII

                  Limited Liability of Directors. To the maximum extent permitted by Utah Code Annotated, Section 16-10-49.1, or any subsequent or succeeding section, the directors of the Corporation shall not be liable to the Corporation or its shareholders or any of them for any act or omission of all or any of such directors.




      /S/  JAMES TODD WHEELER                   /S/ JAMES TODD WHEELER
-----------------------------------        -----------------------------------
JAMES TODD WHEELER, Incorporator           JAMES TODD WHEELER, Registered Agent




      /S/ RICHARD LAMB
-----------------------------------
RICHARD LAMB, Incorporator




      /S/  MICHELLE WHEELER
-----------------------------------
MICHELLE WHEELER, Incorporator


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